Exhibit 10.1


                        CAPITAL STOCK PURCHASE AGREEMENT

         CAPITAL STOCK PURCHASE AGREEMENT, dated February 24, 2004, by and between Jeannine Karklins, the principal shareholder ("Shareholder") of Used Kar Parts, Inc., a Florida corporation, (the "Company") maintaining a mailing address at 20908 Raindance Lane, Boca Raton, Florida 33428 and Panetta Partners, Ltd., maintaining a mailing address at 1275 First Avenue, Suite 296, New York, New York 10021 (the "Purchaser").

                             BACKGROUND INFORMATION

         This Agreement sets forth the terms and conditions upon which Purchaser is acquiring from the Shareholder and the Shareholder is selling and delivering to the Purchaser, free and clear of all liabilities, obligations, claims, liens and encumbrances, 2,000,000 shares of the Company's common stock, par value $.001 per share (the "Shares").


                              OPERATIVE PROVISIONS

                                    ARTICLE 1

                           Purchase and Sale of Shares

         1.1 Shares to be Sold. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, the Shareholder shall sell and deliver to the Purchaser good, valid and marketable title to the Shares, free and clear of all liabilities, obligations, claims, liens and encumbrances, by duly giving the Company written, medallion guaranteed, instructions to register the transfer of the Shares in such names as the Purchaser directs, in the form annexed hereto as Exhibit A.

         1.2 Purchase Price of the Shares. The purchase price to be paid by the Purchaser to the Company for the Shares shall be Three Hundred Eighty Six Thousand Eight Hundred Dollars ($386,800) (the "Purchase Price").

         1.3 Payment of Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Shareholder contained herein, and in consideration of the sale and delivery of the Shares, the Purchaser shall pay the Purchase Price at the Closing by wire transfer to a bank account designated by the Shareholder or by delivery of immediately available funds to Jonathan D. Leinwand, attorney for the Seller, as escrow agent to the account identified in Exhibit B.

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         1.4 Closing. The closing of the sale and purchase of the Shares shall take place at such time and place as may be agreed to by the parties but no later than February 24, 2004 (the "Closing"). At the Closing, the Shareholder shall deliver the Shares to the Purchaser, with all requisite stock transfer stamps or the funds therefore attached. Evidence that delivery has been made in accordance with applicable law for uncertificated securities shall be delivered to the Purchaser in the form annexed hereto as Exhibit C. Simultaneously with such delivery, the Purchaser shall deliver the Purchase Price to the Shareholder (or direct the escrow agent to release the funds to the Shareholder). Each party shall be responsible for all fees and costs incurred by it or on its behalf in connection with the negotiation of this Agreement and the Closing.

         If at the Closing the Shareholder shall fail to tender the Shares, or if any of the conditions specified hereunder shall not have been fulfilled, the Purchaser shall, at its option, be relieved of its obligations under this Agreement without thereby waiving any rights it may have by reason of such failure or non-fulfillment. If the Purchaser fails to close the transactions herein contemplated for any reason other than a default or breach occasioned by the Shareholder under the terms hereof, or a failure of performance of any of the conditions recited in Article 2 below, the Shareholder's sole remedy shall be retaining any deposit heretofore made by Purchasers, as liquidated damages.

                                    ARTICLE 2

                Representations and Warranties of the Shareholder

         The Shareholder represents, warrants and agrees as follows:

         2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         2.2 Authorization. When executed and delivered by the Shareholder, this Agreement will constitute the valid and binding obligation of the Shareholder, enforceable in accordance with its terms.

         2.3 Securities Exchange Act Reports. The Company has filed all of the reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act are true and correct and contain no material misstatements or omissions.

         2.4 Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of the Shareholder or the Company is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as shall have been duly taken or effected prior to the Closing.

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         2.5 Number of Issued and Outstanding Shares; Title to Shares. As of the
date of execution hereof, there are 2,068,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The Shares are free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. The Shareholder has full and unrestricted legal right, power and authority to sell, assign and transfer the Shares to Purchaser without obtaining the consent or approval of any other person or governmental authority, and the delivery of such Shares to Purchaser pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind, except for certain restrictions on transferability imposed by federal and state securities laws.
The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which the Shareholder or Company is bound.

         2.6 Compliance with Laws. The Company is and will be at Closing in compliance with all applicable federal, state and local laws and the Company is current in all of its reports required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         2.7 Litigation. Except as otherwise disclosed in the Company's reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company is not a party or is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or agency of any federal, state or local jurisdiction or before any arbitrator.

         2.8 Absence of Operations; Absence of Liabilities. The Company has no present business operations, and no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, tax liabilities and interest due or to become due.

         2.9 Taxes.

                  (i) All federal, state, local and foreign tax returns and reports required to be filed to date, and which are properly open for examination under applicable statutes of limitation, with respect to the operation of the Company have been accurately prepared and duly filed, and all taxes shown as payable on such returns and report have been paid when due, including, without limitation income, withholding, payroll, sales and use, and real and personal property taxes; and

                  (ii) The Company has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any tax to a date subsequent to the date hereof; and

                  (iii) No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of the Company that has not been settled or resolved; and

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                  (iv) There is no pending claim, asserted deficiency or
                  assessment for additional taxes that has not been paid, nor is there any basis for the assertion of any such claim, deficiency, or assessment; and


                  (v) No material special charges, penalties or fines have ever been asserted against the Company with respect to payment of or failure to pay any taxes.

         2.10 Employees and Consultants. The Company currently has neither consulting or employment agreements, nor other material agreements, either written or oral, with individual consultants or employees to which the Company is a party. The Company is not a party to any pension, retirement, profit sharing, bonus, incentive, deferral compensation, group health insurance or group life insurance plan or obligation.

         2.11 Leases. Schedule 2.11 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either the Company or any of its subsidiaries is a party (as lessee or lessor). Each lease set forth on Schedule 2.11 (or required to be set forth on Schedule 2.11) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Neither the Company nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company or any of its subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

         2.12 Material Contracts. Except as set forth on Schedule 2.12 attached hereto, neither the Company or its subsidiaries has nor is bound by:

         (a) any agreement, contract or commitment relating to the employment of any person by the Company or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

         (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

         (c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

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         (d)      any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

         (e) any management service, consulting or any other similar type contract;

         (f) any agreement, contract or commitment limiting the freedom of the Company or any subsidiary to engage in any line of business or to compete with any Person;

         (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $10,000 or more and is not cancelable without penalty or premium within 30 days; or

         (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company or any subsidiary; or

         (i) any agreement, contract or commitment not reflected in the Financial Statement under which the Company or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $5,000 individually or $10,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $5,000 individually or $10,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of the Company.

         Each contract or agreement set forth on Schedule 2.12 (or not required to be set forth on Schedule 2.12) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither the Company or any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 2.12 (or not required to be set forth on Schedule 2.12) in any material respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 2.12, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

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         2.13     Employee Benefit Plans.

         (a) Schedule 2.13 contains a true and complete list and accurate description of each employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained currently or at any time by the Company or any other organization which as of the Closing Date is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the "Code"), of which the Company is a member (an "ERISA Affiliate"), or to which the Company or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. Schedule 2.13 contains a true and complete list and accurate description of each employee pension benefit plan, as defined in Section 3(2) of ERISA (an "Employee Pension Plan"), maintained currently or at any time by the Purchaser or any ERISA affiliate or to which the Company or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. The Employee Welfare Plans, the Employee Pension Plans and the other plans listed on Schedule 2.13 are collectively referred to herein as the "Plans." Neither the Company nor any ERISA Affiliate has maintained at any time, nor does it contribute to or has it contributed to or is or was required to contribute to: (i) any multi-employer plan (as defined in Section 3(37) of ERISA); or
                  (ii) any funded or unfunded medical, health or life insurance plans or arrangements for current or future retirees or terminated employees.

         (b) With respect to each current Plan, the Purchaser has been provided heretofore with true and complete copies of: (i) all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto; (ii) the most recent determination letter received from the IRS; (iii) the most recent financial statement; (iv) the most recent IRS Form 5500; and (v) written descriptions of all non-written agreements relating to the Plans. All current Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and applicable laws, rules and regulations. All necessary governmental approvals for all current Plans have been obtained and favorable determinations as to the qualification under the Code of each of the current Plans, and for any Code
                  Section 501(c)(9) trust maintained in connection with any current Employee Welfare Plan, and each amendment thereto, have been made by the IRS, or have been applied for and no event has occurred and no facts or circumstances exist that may cause the loss of any such qualification or may cause any such application to be denied.

         (c) Except as set forth on Schedule 2.13, the administration of all Plans has been consistent with, and in compliance in all material respects with, applicable requirements of the Code and ERISA, including, without limitation, compliance on a

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                  timely basis with all requirements for reporting, disclosure and requirements for the continuation of group health insurance. Neither the Company, any ERISA Affiliate nor any Plan fiduciary (as defined in Section 3(21) of ERISA), with respect to any Plan, has engaged in any transaction or acted or failed to act in any manner that violates Section 404 or 406 of ERISA or engaged in any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained. All obligations required to be performed by the Company or any ERISA Affiliate under each Plan have been performed, and the Company is not in violation of the terms of any Plan, nor does the Company have any knowledge of any existing violation by any other party of any term or requirement of or applicable to any current Plan. All contributions required by law to have been made under any Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

         (d) No claims, suits or other proceedings are pending or threatened, and no facts or circumstances exist that could provide a basis for any such claim, suit or other proceeding, by the Company's or any ERISA Affiliate's current or former employees, any participant (as defined in Section 3(7) of ERISA) to any Plan maintained at any time by the Company or any ERISA Affiliate to which the Company contributes or has contributed or is or was required to contribute, any fiduciary of any Plan, any beneficiary (as defined in Section 3(8) of ERISA) of any such person or by any governmental body, agency or instrumentality thereof relating to or affecting any Plan, other than usual and ordinary claims for benefits by eligible persons. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute: (i) a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify any benefits or the vesting of any benefits, under any Plan maintained at any time by the Company or any ERISA affiliate, or to which the Company or any ERISA Affiliate contributes or has contributed or is or was required to contribute; or (ii) a violation of Section 404 or 406 of ERISA or a prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained.

         (e) Neither the Company nor any ERISA Affiliate maintains any Plans that are subject to the requirements of Section 412 of the Code.

         2.14 Environmental Laws and Regulations.

         (a) Neither the Company nor any of its subsidiaries has generated, transported or disposed of any hazardous material (defined below) during the past three years.

         (b) Neither the Company nor any of its subsidiaries has Hazardous Materials at any site or facility owned or operated presently or at any previous time by the Company or any of its subsidiaries.

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         The Company and its subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Neither the Company nor any of its subsidiaries has been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which the Company reasonably expects could form the basis for the assertion of any Environmental Claim (as defined below) against the Company or any of its subsidiaries relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which the Company believes might have an adverse effect on the business, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole.

         For purposes of this Section 2.14, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601--5657, and any amendments thereto ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA"); and (iii) any similar federal, state or local environmental statute; and (B) "Environmental Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company.

                                    ARTICLE 3

           Representations, Warranties and Covenants of the Purchaser

         The Purchaser represents and warrants to, and covenants with, the Company as follows:

         3.1 Authorization. When executed and delivered by the Purchaser, this Agreement will constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

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         3.2 No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Purchaser, including the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of the any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which the Purchaser is a party or by which it is otherwise bound.

         3.3 Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Shares, Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company or its representatives concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company and has had all such questions answered to its satisfaction and has been supplied all information requested.

         3.4 SEC Reports. Purchaser acknowledges that it has been provided with and has carefully reviewed a copy of the Company's periodic reports and registration statements filed with the Securities and Exchange Commission since January 1, 2003 (the "SEC Reports").

         3.5 Financial Matters and Sophistication. Purchaser has such knowledge and experience in business and financial matters, such that it is capable of evaluating the merits and risks of purchasing the Shares. Purchaser represents that it is an "accredited investor," as such term is defined in Rule 501 under the Securities Act.

         3.6 Investment Intent. (i) Purchaser is acquiring the Shares for its own account and not on behalf of any other person; (ii) Purchaser is acquiring the Shares for investment and not with a view to distribution or with the intent to divide its participation with others by reselling or otherwise distributing the Shares; and (iii) Purchaser will not sell the Shares without registration under the Act and any applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) to the effect that such registration is not necessary.

         3.7 Understanding of Investment Risks. An investment in the Shares should not be made by a purchaser who cannot afford the loss of its entire Purchase Price. The Purchaser acknowledges that the securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this Capital Stock Purchase Agreement. Prior to making an investment in the Shares, the Purchaser has fully considered, among other things, the risk factors enumerated in the Company's filings with the Securities and Exchange Commission, and acknowledges that these risk factors have been considered prior to making this investment decision.

         3.8 Understanding the Nature of Securities. Purchaser understands that:

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         (a) The Shares have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act and under applicable state securities laws.

         (b) The Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act.

         (c) The Shares cannot be sold or transferred without registration under the Act and applicable state securities laws or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

         (d) The Shares and any certificates issued in replacement therefor shall bear the following legend in addition to any other legend required by law or otherwise:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

         (e) Only the Company can register the Shares under the Act and applicable state securities laws.

                                    ARTICLE 4

                       Additional Agreements and Covenants

         The parties further agree and covenant as follows:

         4.1 Delivery of Additional Instruments on Request. Each party agrees to execute and deliver or cause to be executed and delivered at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other party may reasonably request for the purpose of fully effecting the transactions herein contemplated.

         4.2 Preservation of Organization; No New Issuance. The Shareholder shall cause the Company to use its best efforts to preserve the business organization of the Company intact, to operate prudently and in the ordinary course, and to maintain its goodwill. The Company will not issue any additional shares of stock between the execution hereof and Closing.

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         4.3 Agreements as to Conditions. Each party agrees to use its best efforts to satisfy each and every of the conditions set forth in Sections 6. and 7., respectively, of this Agreement.

         4.4 No Broker. Seller and Purchaser represent and warrant that there are no brokers, salespersons or finders involved in this transaction. Seller and Purchaser agree to defend, indemnify and hold each other harmless from and against any and all expense, costs, damage or liability (including, without limitation, court costs and actual reasonable attorney fees, in preparation for and at any arbitration proceeding, trial and/or appeal) resulting from the claims for any brokerage fees or similar commissions asserted by brokers, salespersons or finders claiming by, through or under the indemnifying party.

         4.5 Confidentiality. Purchaser and the Shareholder will maintain in confidence and the Company will cause the directors, officers, employees, agents and advisors of the Company to maintain in confidence written, oral or other information obtained in confidence from the other party regarding this transaction or any other information unless such information is or becomes publicly available through no fault of such party or the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         4.6 Public Announcements. The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon the Closing the parties shall issue a press release announcing the consummation of the transactions contemplated hereby and thereafter the Company shall file a Form 8-K as required by Section 13 of the Securities Exchange Act of 1934.

                                    ARTICLE 5

                     Conditions to Closing by the Purchaser

         The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the satisfaction at or prior to the Closing of each of the following conditions, and if the Purchaser shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Purchaser shall have no liability to the Company:

         5.1 Inspection Period. The Purchaser shall have until Closing in order to satisfy itself that the Company have been accurately represented to the Purchaser (the "Inspection Period"). If at any time during this Inspection Period the Purchaser determines not to proceed with the acquisition of the Shares, the Purchaser shall so notify the Shareholder in writing and the Purchaser shall have no obligation to the Shareholder, except as to the confidentiality provisions set forth herein.

         5.2 Truthfulness of Representations and Warranties. Each of the representations and warranties of the Shareholder contained in this Agreement shall be true and correct to the best knowledge of the Shareholder as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

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         5.3 Performance. Each of the agreements of the Shareholder to be performed or complied with at or before the Closing pursuant to the terms hereof shall have been duly performed or complied with.

         5.4 Consents. All consents to the consummation of the transactions contemplated herein which are required in order to prevent a breach of, or a default under, the terms of any agreement to which the Company is a party or is bound shall have been obtained.

         5.5 No Litigation Threatened. No action or proceeding shall have been instituted or, to the knowledge of the Company, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Purchaser or the Company as a result of which the Purchaser deems it inadvisable to proceed with the transaction.

                                    ARTICLE 6

                    Conditions to Closing by the Shareholder

         The obligation of the Shareholder to consummate the transactions herein contemplated shall be subject to the satisfaction of the Shareholder on or prior to the Closing of each of the following conditions, and if the Shareholder shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Shareholder shall have no liability to the Purchaser:

         6.1 Truthfulness of Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct to the best knowledge of the Purchaser as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

         6.2 Performance. Each of the agreements of the Purchaser to be performed or complied with on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with.

         6.3 No Litigation Threatened. No action or proceeding shall have been instituted or, to the knowledge of the Purchaser, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Company or Purchaser as a result of which the Company deems it inadvisable to proceed with the transaction.

                                    ARTICLE 7

                            Miscellaneous Provisions

         7.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

         7.2 Binding Agreements; Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees and successors of the respective parties hereto and shall be assignable by the Purchaser without the prior written consent of the Shareholder.

         7.3 Entire Agreement. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each party.

         7.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         7.5 Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

         7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal law of the United States of America. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States District Court for the Southern District of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such Specified Courts. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.8 Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                             Purchaser

                                             Panetta Partners, Ltd.


                                             By: /s/ Gabrielle M. Cerrone
                                                --------------------------------
                                                Name:  Gabielle M. Cerrone
                                                Title: Managing Partner



                                             The Shareholder

                                             /s/ Jeannine Karklins
                                             -----------------------------------
                                             Jeannine Karklins

                                                                       Exhibit A


                             INSTRUCTION TO TRANSFER


TO:      Used Kar Parts, Inc.


FOR VALUE RECEIVED, the undersigned registered owner hereby instructs Used Kar Parts, Inc. to register on its books Panetta Partners, Ltd. of 1275 First Avenue, Suite 296, New York, New York 10021, whose taxpayer identification number is ________, as registered owner of 2,000,000 shares of Common Stock now registered in the name of the undersigned.




------------------------
Jeannine Karklins

February __, 2004


Signatures Guaranteed:



--------------------------------------
THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad 15.

                                                                       Exhibit B


                                Wire Instructions

Jonathan D. Leinwand, P.A.
Trust Account
Wachovia Bank NA
ABA 063000021
Account # 2000011114365

                                                                       Exhibit C

                              USED KAR PARTS, INC.
                              20908 Raindance Lane
                            Boca Raton, Florida 33428


February 24, 2004

Purchaser
Address



This statement is to inform you that Used Kar parts, Inc., a Florida Corporation has registered the transfer of 2,000,000 shares to Panetta Partners, Ltd.. This certifies that Panetta Partners, Ltd.is the record holder of 2,000,000 shares of the common stock of Used Kar Parts, Inc., such shares shall be recorded in the Company's stock ledger, no certificates will be issued, all shares will be maintained in book entry form with the Company.

Very truly yours,




Jeannine Karklins, President, Treasurer, Secretary